Exhibit 16.1

June 9, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4 to Amendment No. 2 to Form 8-K of Keyuan Petrochemicals, Inc. (formerly Silver Pearl Enterprises, Inc.), dated June 9, 2010, as amended, as they relate to our firm.

Regards,

The Hall Group, CPAs

100 Crescent Court, Suite 700 Dallas, Texas 75201 Ph: (214) 22-1315	■	Fax: (972) 420-0032	■	www.thehallgroupcpas.com	■	401 E. Corporate Drive, Suite 270 Lewisville, Texas 75057 Ph: (973) 315-1315